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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 6, 2006

ABERDENE MINES LIMITED
(Exact name of registrant as specified in its charter)

NEVADA	000-33189	88-0454792
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

101 Convention Center
Suite 700
Las Vegas, NV 89109
(Address of principal executive offices and Zip Code)

(702) 939-5389
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 6, 2006, we entered into a consulting agreement with Kurt Bordian wherein we retained Mr. Bordian to render services to us as our chief financial officer. The term of the agreement is one year. We paid Mr. Bordian $7,000 upon the execution of the agreement and will pay Mr. Bordian $3,500 per month commencing February 1, 2006. We also agreed to issue Mr. Bordian an option to acquire 250,000 shares of our common stock at a price of $0.30 per share.

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

b.   On January 6, 2006, Cameron Reynolds resigned as principal financial officer and principal accounting officer. This resignation was not as a result of any disagreement with us.

c.   On January 6, 2006, Mr. Kurt Bordian was appointed was appointed principal financial officer and principal accounting officer. From 1996 to 2000, Mr. Bordian held the position of Controller for Leigh Resource Corp located in Vancouver, British Columbia. From July 2000 to August 2001, Mr. Bordian was a controller for Insurance Replacement Centre of Vancouver, British Columbia. From September 2001 to October 2003, Mr. Bordian was a self-employed accountant. Since November 2003, Mr. Bordian has been a controller for Bishop Gold Inc. located in Vancouver, British Columbia. Since November 2004, Mr. Bordian is a director for Legal Access Technologies Inc. located in Las Vegas, Nevada. From November 2004 to April 2005, Mr. Bordian was the Chief Financial Officer for Legal Access Technologies Inc. Since July 2005, Mr. Bordian has been the corporate secretary for Calypso Acquisition Corp. located in Vancouver, British Columbia.

ITEM 7.01     REGULATION FD DISCLOSURE

The Company announced the appointment of Mr. Kurt Bordian as its new Chief Financial Officer effective immediately. Mr. Bordian will succeed Mr. Cameron Reynolds who will remain a Director of the Company.

Mr. Bordian is a designated Certified General Accountant in Canada, and holds a Bachelor of Commerce (Honors) Degree from the University of Manitoba. He has worked primarily in the mineral exploration and oil and gas industries over the past 10 years, and has held the position of Controller with three public companies exploring and operating in the Solomon Islands, Ghana, Tunisia and Western Canada. Mr. Bordian is also active with other public entities as Operations Manager and Corporate Secretary.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit	Description

	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of January, 2006.

ABERDENE MINES LIMITED

BY:	/s/ Brent Jardine
Brent Jardine
President, Principal Executive Officer, Principal Financial Officer, Treasurer and a member of the board of directors.